UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2009

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425 908 3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 1, 2009, MDRNA, Inc. (the "Company") announced that it entered into an Asset Purchase Agreement, dated as of March 31, 2009, with Par Pharmaceutical, Inc. ("Par"), pursuant to which Par will acquire from the Company all of the Company’s assets relating to its generic calcitonin-salmon nasal spray and the manufacturing of its Nascobal product, including, without limitation, the Company’s manufacturing facilities in Hauppauge, New York, and the Company’s Abbreviated New Drug Application for generic calcitonin-salmon nasal spray. Under the terms of the Asset Purchase Agreement, the Company will receive an upfront cash payment and double-digit profit sharing on commercial sales of calcitonin. In addition, Par will assume the Company’s supply and manufacturing obligations as well as all operating costs associated with the Hauppauge facilities.

In connection with the transactions contemplated by the Asset Purchase Agreement, the Company and Par mutually terminated the License and Supply Agreement effective as of October 22, 2004 between the parties, and Par assumed from the Company: (i) the Lease Agreement effective as of July 1, 2005 for the facilities at 45 Davids Drive, Hauppauge, New York; (ii) the Lease Agreement effective as of July 1, 2005 for the facilities at 80 Davids Drive, Hauppauge, New York; and (iii) the Agreement dated as of September 23, 2005 between the Company and QOL Medical, LLC with respect to the supply and manufacturing of Nascobal.

On April 1, 2009, the Company issued a press release announcing the transaction, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

April 1, 2009	By:	/s/ J. Michael French

Name: J. Michael French
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated April 1, 2009